UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): July 28, 2014

ROCK-TENN COMPANY
(Exact Name of Registrant as Specified in Charter)

Georgia	001-12613	62-0342590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

504 Thrasher Street, Norcross, Georgia 30071
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (770) 448-2193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 28, 2014, Rock-Tenn Company issued a press release (the "July 28 Press Release") that announced that RockTenn's board of directors has authorized a two-for-one stock split of its Class A common stock, par value $0.01 per share ("Common Stock"), to be effected through a 100% stock dividend.

Shareholders of record as of August 12, 2014, will receive one additional share of Common Stock for each share they hold on that date. The distribution date for the stock split, or the date new shares will be distributed from the Company's transfer agent, Computershare Trust Company, N.A., will be August 27, 2014. This stock split will not change the proportionate interest that a shareholder maintains in the company. Following the stock split, RockTenn's outstanding common shares will increase to approximately 143 million shares.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 July 28, 2014 Press Release (furnished pursuant to Item 8.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2014	ROCK-TENN COMPANY
	By:	/s/ ROBERT B. MCINTOSH Robert B. McIntosh Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number and Description

99.1 July 28, 2014 Press Release (furnished pursuant to Item 8.01)